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                                                                      Exhibit 21

                 SUBSIDIARIES OF THE ELDER-BEERMAN STORES CORP.
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                 The Bee-Gee Shoe Corp., an Ohio Corporation

                The El-Bee Chargit Corp., an Ohio Corporation

           The El-Bee Receivables Corporation, an Ohio Corporation

           Elder-Beerman West Virginia, Inc., a West Virginia Corporation

                  S&T Securities Corp., a Delaware Corporation

                  S&T Financial Corp., a Delaware Corporation